UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2023

KONA GOLD BEVERAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56230	20-1915692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5585 Schenck Ave, Suite 5
Rockledge, Florida 32955
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (844) 714-2224

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2023, Kona Gold Beverages, Inc. (the “Company”), announced that the Board of Directors (the “Board”) appointed Brandon White to the position of President and Chairman, effective immediately.

Brandon White is a seasoned sales and business development professional with over fifteen years of industry expertise. With a proven track record, he has successfully collaborated with both large corporations and startups to enhance operational efficiencies, cultivate robust relationships, drive sales growth, and expand market share.

Mr. White earned his Bachelor’s Degree in Business Administration with a focus on Economics from UNC Greensboro. Following graduation, he embarked on a remarkable journey, contributing his skills to three Fortune 50 companies, each boasting revenues exceeding $600 million. Throughout his illustrious career, he not only led successful sales teams but also played a pivotal role in establishing them from inception.

Brandon’s accomplishments span from transforming conceptual ideas into market-successful products for two companies to catapulting an existing company’s revenues from $430,000 to over $12 million in less than 30 months. In a significant role, he managed a business unit that generated earnings surpassing $30 million.

On November 30, 2023, Kona Gold Beverages, Inc. (the “Company”), announced that the Board of Directors (the “Board”) appointed Jermain Strong to the position of Chief Executive Officer and Director, effective immediately. He succeeds Robert Clark, who resigned from the Company and the Board on November, 30, 2023, to pursue other interests.

Jermain Strong brings a wealth of experience, including a background in collegiate and professional football, to his role as CEO and Director. His vision for the company involves expanding its reach, leveraging a network of professional athletes to propel Kona Gold Beverage to the forefront of the beverage industry.

On November 30, 2023, Kona Gold Beverages, Inc. (the “Company”), announced that Lori Radcliffe resigned from her position as Chief Financial Officer on November 30, 2023.

On November 30, 2023, Kona Gold Beverages, Inc. (the “Company”), announced that it moved it’s Principal Executive Offices to 5585 Schenck Ave Suite 5, Rockledge, FL 32955.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2023	Kona Gold Beverage, Inc.

	By:	/s/ Robert Clark
	Name:	Robert Clark
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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